                                                                    Exhibit 4.11

          THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.1(a) or 3.6(g) OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.6(a) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL WARRANT MAY BE DELIVERED TO THE WARRANT AGENT FOR CANCELLATION PURSUANT TO
SECTION 3.6(g) OR 3.11 OF THE WARRANT AGREEMENT AND (IV) THIS GLOBAL WARRANT MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF XM SATELLITE RADIO HOLDINGS INC. ("HOLDINGS").

          NOTWITHSTANDING ANY PROVISIONS OF THIS WARRANT OR ANY OTHER DOCUMENT TO THE CONTRARY, IN THE EVENT THAT THE CONSENT OF THE FEDERAL COMMUNICATIONS COMMISSION ("FCC") TO THE EXERCISE OF THIS WARRANT IS REQUIRED TO BE OBTAINED PRIOR TO SUCH EXERCISE, THIS WARRANT SHALL NOT BE EXERCISABLE UNLESS AND UNTIL SUCH FCC CONSENT SHALL HAVE BEEN OBTAINED. IN THE EVENT THAT THIS WARRANT IS INTENDED TO BE EXERCISED AND SUCH FCC CONSENT IS REQUIRED TO BE OBTAINED, HOLDINGS AND THE HOLDER SHALL USE COMMERCIALLY REASONABLE EFFORTS TO OBTAIN SUCH FCC CONSENT PROMPTLY.

          NOTWITHSTANDING ANY PROVISIONS OF THIS WARRANT OR ANY OTHER DOCUMENT TO THE CONTRARY, INCLUDING BUT NOT LIMITED TO THE PRECEDING PARAGRAPH, THIS WARRANT SHALL NOT BE EXERCISABLE IN THE EVENT THAT SUCH EXERCISE WOULD CAUSE THE AGGREGATE ALIEN OWNERSHIP OR VOTING INTEREST IN HOLDINGS TO INCREASE TO ANY LEVEL ABOVE 24.5%, AS DETERMINED BY APPLICABLE FCC RULES, REGULATIONS, AND POLICIES, IT BEING WELL UNDERSTOOD THAT THIS WARRANT SHALL NOT BE EXERCISABLE IN THE EVENT THAT SUCH ALIEN OWNERSHIP OR VOTING INTEREST ALREADY EXCEEDS 24.5%, IT BEING FURTHER UNDERSTOOD THAT IN NO EVENT SHALL HOLDINGS BE REQUIRED HEREUNDER TO SEEK FCC CONSENT TO EXCEED FCC ALIEN OWNERSHIP OR VOTING LIMITATIONS APPLICABLE TO HOLDINGS.

No. 1                                                      300,176 Warrants
                                                           CUSIP No. 983759 11 9

                               Warrant Certificate

                        XM SATELLITE RADIO HOLDINGS INC.

          This Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Warrants expiring December 31, 2009 (the "Warrants") to purchase Class A Common Stock. Each Warrant entitles the holder upon exercise to receive from Holdings commencing on January 28, 2003 until 5:00 p.m. New York City time on December 31, 2009, the number of fully paid and nonassessable Warrant Shares as set forth in the Warrant Agreement, subject to adjustment as set forth in Section 8 of the Warrant Agreement, at the initial exercise price (the "Exercise Price") of $3.18 per share payable upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the cashless exercise provisions of Section 4 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City time, on December 31, 2009, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by an authorized signatory of the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, XM Satellite Radio Holdings Inc. has caused this Warrant Certificate to be signed by its President and Chief Executive Officer and by its Senior Vice President and Secretary and may cause its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  January 28, 2003

                                    XM Satellite Radio Holdings Inc.


                                    By: /s/ Hugh Panero
                                        ----------------------------------------
                                    Name: Hugh Panero
                                    Title: President and Chief Executive Officer


                                    By: /s/ Joseph Titlebaum
                                        ----------------------------------------
                                    Name: Joseph Titlebaum
                                    Title: Senior Vice President and Secretary

Date of Countersignature:

January 28, 2003

Certificate of Authentication:

This is one of the Warrants referred to in the within mentioned Warrant
Agreement.

The Bank of New York
 as Warrant Agent


By:  /s/ John Guiliano
    ----------------------------------------
         Authorized Signatory

                        [Reverse of Warrant Certificate]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 31, 2009 on exercise to receive shares of Class A Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of January 28, 2003 (the "Warrant Agreement"), duly executed and delivered by Holdings to The Bank of New York, as warrant agent (the "Warrant Agent"), which Warrant Agreement (including the definitions set forth therein) is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, Holdings and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to Holdings.

          Warrants may be exercised at any time on or before December 31, 2009; provided that holders shall be required to make payment of the Exercise Price upon exercise of their Warrants only by means of a Cashless Exercise (as defined in Section 4.3 of the Warrant Agreement) unless a registration statement relating to the Warrant Shares is then in effect under the Securities Act of 1933, as amended (the "Securities Act"), and the making of offers and sales of the Warrant Shares thereunder has not been suspended or terminated in accordance with the provisions of Section 16 of the Warrant Agreement (the periods in which such conditions are met being referred to herein as "Registered Periods"). In order to exercise all or any of the Warrants represented by this Warrant Certificate, (i) in the case of Definitive Warrants, the holder must surrender for exercise this Warrant Certificate to the Warrant Agent at its New York corporate trust office set forth in Section 17 of the Warrant Agreement, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary's procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, must deliver to the Warrant Agent the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be a medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of Holdings of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Class A Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but Holdings will pay the cash value thereof determined as provided in the Warrant Agreement.

          Holdings has agreed to use its Commercially Reasonable Efforts (subject to Black Out Periods) to (i) file within 90 days after the date of the Warrant Agreement a Shelf

Registration Statement on an appropriate form under the Securities Act covering the issuance of Warrant Shares upon exercise of the Warrants, (ii) make the Shelf Registration Statement effective no later than 180 days after the date of the Warrant Agreement, and (iii) keep the Shelf Registration Statement effective until the earlier of the second anniversary of the date on which such Shelf Registration Statement is declared effective by the Commission or such time as all Warrants have been exercised and all Warrant Shares have been issued in respect thereof.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Holdings and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither Holdings nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of Holdings.

                          FORM OF ELECTION TO PURCHASE

                    (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Class A Common Stock upon payment by the undersigned of the Exercise Price in effect as of the date hereof for the Warrants being surrendered.

          The undersigned understands and acknowledges that if exercise is occurring other than during a Registered Period, the undersigned is exercising Warrants pursuant to the Cashless Exercise provisions of Section 4.3 of the Warrant Agreement. If exercise is occurring during a Registered Period, the undersigned elects to make payment of the Exercise Price:

          [ ] Check this box and complete if payment is to be made in cash, by wire transfer or by certified or official bank check payable to the order of Holdings. The undersigned elects to receive ____ shares of Class A Common Stock and herewith tenders payment for such shares to the order of Holdings in the amount of $____ in accordance with the terms hereof.

          [ ] Check this box and complete if payment is to be made pursuant to the Cashless Exercise provisions of Section 4.3 of the Warrant Agreement. The undersigned elects to receive such number of shares of Class A Common Stock as Holdings then shall be required to issue in accordance with Section 4.3 of the Warrant Agreement upon tender by the undersigned for exchange of Warrants to purchase ____ shares of Class A Common Stock.

          The undersigned requests that a certificate for such shares be registered in the name of _____________________________, whose address is _______________________________ and that such shares be delivered to __________
whose address is _______________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to _________________, whose address is __________________. If payment of the Exercise Price is to be made through Cashless Exercise, in accordance with Section 9 of the Warrant Agreement the undersigned requests that any cash in lieu of fractional interests be paid to __________ whose address is
_______________________________.


Date: ______________, ____


                                             --------------------------
                                             (Signature)


                                             --------------------------
                                             (Signature Guaranteed)

                                   SCHEDULE A

                              SCHEDULE OF WARRANTS

                        EVIDENCED BY THIS GLOBAL WARRANT

          The initial number of Warrants evidenced by this Global Warrant shall be ______. The following decreases/increases in the number of Warrants evidenced by this Warrant have been made:

                                                                     Total Number of
                     Decrease in                                     Warrants Evidenced
                     Number of               Increase in Number      by this Global
Date of              Warrants                of Warrants             Warrant Following           Notation Made by
Decrease/            Evidenced by this       Evidenced by this       such Decrease/              or on Behalf of
Increase             Global Warrant          Global Warrant          Increase                    Warrant Agent
-----------------    -------------------    --------------------     ----------------------      -------------------
-----------------    -------------------    --------------------     ----------------------      -------------------

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